    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997
                                          REGISTRATION NO. 333-___________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ---------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                           VISTA MEDICAL TECHNOLOGIES, INC.
                  (Exact name of issuer as specified in its charter)

                 DELAWARE                                 94-3184035
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
    incorporation or organization)

                            5451 AVENIDA ENCINAS, SUITE A
                              CARLSBAD, CALIFORNIA 92008
                  (Address of Principal Executive Office) (Zip Code)
                                ----------------------
                        1997 STOCK OPTION/STOCK ISSUANCE PLAN
                             EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plans)
                                ----------------------
                                     JOHN R. LYON
                               Chief Executive Officer
                           VISTA MEDICAL TECHNOLOGIES, INC.
                            5451 AVENIDA ENCINAS, SUITE A
                      CARLSBAD, CALIFORNIA 92008  (760) 603-9120
(Name, address and telephone number, including area code, of agent for service)
                                ----------------------
                                      Copies to:
                                Craig S. Andrews, Esq.
                           BROBECK, PHLEGER & HARRISON LLP
                            550 West C Street, Suite 1300
                             San Diego, California  92101
                                    (619) 234-1966
                                ----------------------
            This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission
              and sales of the registered securities will begin as soon
                 as reasonably practicable after such effective date.
                                ----------------------

                           CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------
Title of                                           Proposed maximum   Proposed maximum
securities to                      Amount to be      offering price      aggregate            Amount of
be registered                       registered          per share      offering price     registration fee
----------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
per share (under 1997 Stock
Option/Stock Issuance Plan)         2,820,000(1)       $10.00(2)      $28,200,000(2)         $8,546
Common Stock, $0.01 par value
per share (under Employee
Stock Purchase Plan)                 200,000(1)        $10.00(2)       $2,000,000(2)           $607



--------------------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Estimated solely for the purposes of computing the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    Vista Medical Technologies, Inc. (the "Registrant" or "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) the Registrant's Prospectus filed March 7, 1997 with the Registrant's Registration Statement No. 333-22985 on Form S-1, as amended, under the Securities Act of 1933, as amended (the "Securities Act"), in which there is set forth the Registrant's audited financial statements for the fiscal year ended December 31, 1996.

    (b) the Registrant's Registration Statement on Form 8-A filed June 24, 1997, with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

              Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the Common Stock offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, San Diego, California. Members of such firm own a total of 7,500 shares of the Company's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

    Article VII, Section (i) of the Restated Bylaws of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article 5, Section (a) of the Company's Second Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

    The Company has entered into indemnification agreements with each of its officers and directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

    The Company intends to purchase directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable.

Item 8.  EXHIBITS

Exhibit Number          Exhibit
--------------          -------

     *4.1          Second Restated Certificate of Incorporation of the Company
                   (Exhibit 3.2).
     *4.2          Restated Bylaws of the Company (Exhibit 3.4).
     *4.3          Form of Certificate for Common Stock (Exhibit 4.1).
      5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1          Consent of Brobeck, Phleger & Harrison LLP (contained in
                   Exhibit 5.1).
     23.2          Consent of Ernst & Young LLP, Independent Auditors.
    *99.1          1997 Stock Option/Stock Issuance Plan, as amended (Exhibit
                   10.38).
    *99.2          1997 Stock Option/Stock Issuance Plan Form of Notice of
                   Grant (Exhibit 10.39).
    *99.3          1997 Stock Option/Stock Issuance Plan Form of Stock Option
                   Agreement (Exhibit 10.40).
    *99.4          1997 Stock Option/Stock Issuance Plan Form of Stock Purchase
                   Agreement (Exhibit 10.41).
    *99.5          1997 Stock Option/Stock Issuance Plan Form of Stock Issuance
                   Agreement (Exhibit 10.46).
    *99.6          Employee Stock Purchase Plan (Exhibit 10.42).

--------------------

* These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Company's Registration Statement on Form S-1 (Commission No. 333-22985) initially filed on March 7, 1997, as amended.

Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 2nd day of July, 1997.

                                       VISTA MEDICAL TECHNOLOGIES, INC.


                                       By /s/ John R. Lyon
                                          -------------------------------------
                                          JOHN R. LYON
                                          Chief Executive Officer


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Vista Medical Technologies, Inc. a Delaware corporation, do hereby constitute and appoint John
R. Lyon and James C. Blair, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                    Date
---------                    -----                                    ----

/s/ John R. Lyon             Chief Executive Officer
-------------------------    (Principal Executive Officer)         July 2, 1997
John R. Lyon


/s/ Robert J. De Vaere       Director of Finance and               July 2, 1997
-------------------------    Administration and Chief
Robert J. De Vaere           Financial Officer (Principal
                             Financial and Accounting Officer)

/s/ James C. Blair           Chairman of the Board and             July 2, 1997
-------------------------    Director
James C. Blair


/s/ Olav B. Bergheim         Director                              July 2, 1997
-------------------------
Olav B. Bergheim


/s/ Nicholas B. Binkley      Director                              July 2, 1997
-------------------------
Nicholas B. Binkley


/s/ Daniel J. Holland        Director                              July 2, 1997
-------------------------
Daniel J. Holland


/s/ Larry M. Osterink        Director                              July 2, 1997
-------------------------
Larry M. Osterink

                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                           VISTA MEDICAL TECHNOLOGIES, INC.

                                 EXHIBIT INDEX


    Exhibit
    Number    Exhibit
    ------    -------

     *4.1     Second Restated Certificate of Incorporation of the Company
              (Exhibit 3.2).
     *4.2     Restated Bylaws of the Company (Exhibit 3.4).
     *4.3     Form of Certificate for Common Stock (Exhibit 4.1).
      5.1     Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1     Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit
              5.1).
     23.2     Consent of Ernst & Young LLP, Independent Auditors.
    *99.1     1997 Stock Option/Stock Issuance Plan, as amended (Exhibit
              10.38).
    *99.2     1997 Stock Option/Stock Issuance Plan Form of Notice of Grant
              (Exhibit 10.39).
    *99.3     1997 Stock Option/Stock Issuance Plan Form of Stock Option
              Agreement (Exhibit 10.40).
    *99.4     1997 Stock Option/Stock Issuance Plan Form of Stock Purchase
              Agreement (Exhibit 10.41).
    *99.5     1997 Stock Option/Stock Issuance Plan Form of Stock Issuance
              Agreement (Exhibit 10.46).
    *99.6     Employee Stock Purchase Plan (Exhibit 10.42).


--------------------

* These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Company's Registration Statement on Form S-1 (Commission No. 333-22985) initially filed on March 7, 1997, as amended.